Exhibit 10.1

JOURNEY MEDICAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1. Establishment of Plan; Purposes. The purpose of the Plan is to provide Eligible Employees of the Company with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and accordingly the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code will have the same definition herein.

2. Definitions. As used in the Plan, the following terms have the meanings provided in this Section 2.

(a) “Administrator” means the Committee or one or more of the Company’s officers or executive management employees appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Options granted pursuant to the Plan under applicable provisions of federal and state securities laws, the corporate laws of the State of Delaware (and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation), the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Options granted to residents therein.

(c) “Base Compensation” means an Eligible Employee’s annualized regular, fixed base salary or wages based on the Eligible Employee’s salary or wage rate (and number of hours per week) in effect as of the day prior to the Date of Grant of a given Offering Period, and excludes any bonus, sales commissions, overtime payment, payment of deferred compensation or equity compensation, contribution by the Company or a Participating Subsidiary to an employee benefit plan or other similar payment or contribution.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended or replaced to date or hereafter. References to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section.

(f) “Committee” means a committee of the Board designated by the Board to administer the Plan in accordance with Section 5(a) below.

(g) “Common Stock” means the common stock of the Company, $0.0001 par value per share, as the same may be converted, changed, reclassified or exchanged.

(h) “Company” means Journey Medical Corporation, a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts this Plan.

(i) “Contributions” means the amount of Base Compensation contributed by a Participant through payroll deductions to fund the exercise of any Options granted to such Participant pursuant to the Plan.

(j) “Corporate Transaction” means any of the following transactions, provided, however, that the Committee will determine under parts (iv) and (v) whether multiple transactions are related, and its determination will be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger ; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

(k) “Date of Grant” means the first day of each Offering Period.

(l) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 3 hereof.

(m) “Eligible Employee” has the meaning ascribed to such term in Section 6(a).

(n) “Enrollment Date” means the date an Eligible Employee: (i) satisfies the eligibility requirements of the Plan and (ii) delivers to the Company’s Chief Financial Officer (or his or her designee) not later than three business days before the next Date of Grant a fully-completed enrollment document (utilizing a form provided by the Company for such purpose) indicating the Eligible Employee’s election to participate in the Plan and authorizing Contributions as described herein.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p) “Fair Market Value” means, as of any date, the value of a Share of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Principal Exchange on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 423 of the Code and all other Applicable Laws.

(q) “Holding Period” means a required holding period applicable to Shares purchased in an Offering Period established in accordance with Section 11(h) below.

(r) “Notice Period” has the meaning ascribed to such term in Section 19.

(s) “Offering Period” means the period established in accordance with Section 7 during which rights to purchase Shares may be granted pursuant to the Plan and may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 7 and 27.

(t) “Option” means the right to purchase Shares under the Plan during an Offering Period.

(u) “Option Price” means the purchase price per share at which a Share may be acquired pursuant to an Option, determined in accordance with Section 9.

(v) “Parent Corporation” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Participant” means an Eligible Employee who enrolls in the Plan.

(x) “Participating Subsidiaries” means those Parent Corporations and/or Subsidiaries that the Committee designates from time to time as corporations that participate in the Plan.

(y) “Plan” means this Journey Medical Corporation Employee Stock Purchase Plan, as the same may be amended from time to time.

(z) “Principal Exchange” means the principal stock exchange or market on which the Common Stock is then traded.

(aa) “Purchase Date” means the last day of each Offering Period, subject to adjustment as described in Section 7.

(bb) “Shares” means the shares of Common Stock reserved for issuance under the Plan.

(cc) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Trading Day” means a day on which the Principal Exchange is open for trading.

(ee) “Withdrawal Notice” means a Participant’s written notice to the Company, made on a form provided by the Company for such purpose, of the Participant’s intention to withdraw from an Offering Period.

3. Effective Date; Expiration. The Plan will be subject to approval by a vote of the holders of a majority of the shares of the Company’s Common Stock present or represented, in person or by proxy, and entitled to vote at a meeting of the Company’s stockholders held in accordance with Delaware law. Subject to such approval, the Plan is effective as of the Effective Date, and unless sooner terminated as provided herein, will expire at 5:00 P.M. Eastern time on the tenth anniversary of the Effective Date. This Plan will continue in effect until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 27 below), (b) issuance of all the Shares, or (c) its expiration. Following the termination or expiration of the Plan, no further Options may be granted under the Plan, but such termination or expiration will not affect any Option granted prior to such termination or expiration.

4. Stock Subject to Plan. A total of three hundred thousand (300,000) shares of the Company’s Common Stock are reserved and will be available for issuance under this Plan. Such number will be subject to adjustments effected in accordance with Section 15 of this Plan. In the event that an Option or part thereof expires or is otherwise canceled or terminated, the Shares subject to the unexercised portion of such Option will be available for re-use in future Option grants under the Plan.

5. Administration.

(a) The Plan will be administered by the (i) the Board or (ii) a Committee designated by the Board, which Committee will be constituted in such a manner as to comply with all Applicable Laws. Once designated, such Committee will continue to serve in its designated capacity until otherwise directed by the Board. Anything in the Plan to the contrary notwithstanding, subject to the Applicable Laws, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. In the event that no Committee has been designated, all references in the Plan to the Committee will refer to the Board.

(b) Subject to the Applicable Laws, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance there upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary. The Company will pay all reasonable expenses incurred by the Administrator and the Company in connection with the administration of this Plan.

(c) The Committee will have full power and authority to administer the Plan, including, without limitation, the authority to: (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including identifying Eligible Employees and determining which Parent Corporation(s) and Subsidiaries of the Company will be Participating Subsidiaries participating in an offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it may deem appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 15 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Option Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination, establish such procedures, or take any other action that the Committee deems necessary or desirable for the administration of the Plan, which are consistent with the Plan and in accordance with the requirements of section 423 of the Code. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(d) To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, references to the “Administrator” will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 5(d).

6. Eligibility.

(a) Every employee of the Company or the Participating Subsidiaries on a Date of Grant (including every employee who is on paid or authorized but unpaid leave of absence on such Date of Grant) is eligible to participate in the offering for the Offering Period that begins on such Date of Grant (each such employee, except as excluded pursuant to Section 6(b) or 6(c) below, an “Eligible Employee”).

(b) In establishing the terms of an Option granted hereunder, the Committee may exclude one or more of the following categories of employees from participation in such Offering Period:

(i) any employee who has a period of employment with the Company and/or a Participating Subsidiary of less than two years (or some shorter period of employment as may be established by the Committee);

(ii) any employee whose customary employment with the Company and/or a Participating Subsidiary is less than 20 hours per week (or at the discretion of the Committee a threshold less than 20 hours per week);

(iii) any employee whose customary employment is less than five months (or at the discretion of the Committee a threshold less than five months) with the Company and/or a Participating Subsidiary in any calendar year; or

(iv) any employee who is a “highly compensated employee” as defined in Section 414(q) of the Code of the Company or a Participating Subsidiary, and provided that the Committee may also exclude subsets of highly compensated employees to the extent permitted by Section 423 of the Code and the regulations issued thereunder.

(c) Notwithstanding anything else provided herein, an Option may not be granted in an Offering Period to an employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, (i) owns stock or holds options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, or (ii) as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (or any Parent Corporation or Subsidiary of the Company).

7. Offering Periods. Unless otherwise determined by the Committee, this Plan will be administered on the basis of sequential six-month Offering Periods until the Plan is terminated: (a) the six-month period commencing on January 1 and ending on the following June 30, and (b) the six-month period commencing on July 1 and ending on the following December 31. The Committee may establish additional or alternative sequential or overlapping Offering Periods, which may have different durations, provided that no Offering Period may exceed 27 months. In the event that the Purchase Date of a given Offering Period is not a Trading Day, then the Purchase Date will be the last day prior to such date which is a Trading Day.

8. Grant of Option; Expiration. Each person who is an Eligible Employee on a Date of Grant will be granted an Option for the Offering Period. Such Option will be for up to the whole number of Shares to be determined by the lesser of (a) the number of Shares obtained by dividing 12,500 by the Fair Market Value of one Share determined as of the Date of Grant, or (b) 5,000 Shares. In any event, Options granted to Eligible Employees are subject to the individual limit set forth in Section 13. In order to participate in the Plan for a given Offering Period, an Eligible Employee must enroll as described in Section 10 below. The Options granted hereunder will be exercised only as described in Section 11 below. Any portion of an Option remaining unexercised after the Purchase Date for the Offering Period to which such Option relates will expire immediately upon the end of such Offering Period.

9. Option Price. The purchase price per share at which a Share may be acquired on a Purchase Date will be 85% of the lesser of: (a) the Fair Market Value of a Share on the Date of Grant (or, if the Date of Grant is not a Trading Day, the first Trading Day of the Offering Period), or (b) the Fair Market Value of a Share on the Purchase Date, provided, however, that the Committee may, prior to the commencement of any Offering Period, provide for an Option Price for such Offering Period based on a discount of less than 15% of the Fair Market Value of a Share on the Date of Grant or the Purchase Date.

10. Enrollment by Eligible Employee.

(a) Enrollment. An Eligible Employee will be able to participate in the Plan on the first Date of Grant after his or her Enrollment Date. The Company may, from time to time, change the Enrollment Date as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan, upon providing reasonable notice. For avoidance of doubt, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering Period.

(b) Failure to Enroll. An Eligible Employee who does not deliver an enrollment form to the Company’s Chief Financial Officer (or his or her designee) on or before the third business day before the next Date of Grant will not participate in the Plan for that Offering Period, nor for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing such an enrollment form with the Company’s Chief Financial Officer (or his or her designee) on or before the third business day before the next Date of Grant of such subsequent Offering Period.

(c) Continuance of Enrollment. Once enrolled, a Participant’s enrollment carries forward to each subsequent Offering Period, unless and until such Participant’s employment with the Company ends, the Participant changes payroll withholding as described in Section 11(d) below, or the Participant withdraws from participation as described in Section 12 below.

11. Payroll Deduction Plan; Exercise of Option and Payment of Option Price. Shares which are acquired pursuant to the exercise of an Option hereunder may be paid for only by means of Contributions made by the Participant during the Offering Period. Except as set forth below, the amount of Contributions withheld from a Participant’s Base Compensation during each pay period will be determined by the Participant’s enrollment form.

(a) Limitations on Payroll Withholding. Payroll withholding with respect to the Plan for any Participant will be in whole percentages from 1% to 10% (or such greater percentage as the Administrator may establish from time to time before an Offering Period begins) of the Participant’s Base Compensation for each pay period during the applicable Offering Period. Notwithstanding the foregoing, the Administrator may change the limits on payroll withholding effective as of a future Date of Grant, upon reasonable notice to the Eligible Employees. Amounts withheld will be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

(b) Payroll Withholding. Payroll deductions will commence on the first payday following the Date of Grant and will continue on each payday through the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.

(c) Participant Accounts. An individual bookkeeping account will be maintained under the Plan for each Participant. All payroll deductions from a Participant’s Base Compensation will be credited to such account and will be deposited with the general funds of the Company. There is no obligation on the part of the Company to segregate funds for each Participant. All Contributions received or held by the Company may be used by the Company for any corporate purpose. Interest will not be paid on any Contributions held pursuant to this Plan, unless the Administrator elects to make such payments to all Participants on a non-discriminatory basis.

(d) Election to Decrease or Stop Withholding. During an Offering Period, a Participant may elect to (i) decrease the amount to be withheld as many times as desired, or (ii) stop further withholding, by filing a payroll deduction change form (utilizing a form provided by the Company for such purpose) with the Company’s Chief Financial Officer (or his or her designee). Any such change will be effective on the first day of the first pay period that is at least seven days after such notice is received; provided, however, that the Administrator may specify a longer or shorter period, upon reasonable notice to the Eligible Employees. Notwithstanding any of the foregoing, no change in withholding is permitted during the last 30 days of an Offering Period.

(e) Exercise of Option. On each Purchase Date, each Participant who has not withdrawn from the Offering Period or whose participation in the Offering Period has not terminated on or before such Purchase Date will automatically exercise his or her Option to acquire the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated Contributions for the Offering Period by the Option Price; provided, however, in no event will the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Option or the limitations imposed by Section 13 hereof. No Shares will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering Period or the Plan has terminated on or before such Purchase Date.

(f) Issuance of Shares. As promptly as practicable after the Purchase Date, the Company will, at its election, either: (i) issue a certificate to each Participant representing the Shares deliverable to such Participant upon the exercise of the Option; or (ii) document each Participant’s interest in the Shares deliverable to such Participant by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in each such Participant’s name.

(g) Remaining Cash Balance. Any cash balance remaining in a Participant’s account at the end of a Purchase Date will be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.

(h) Holding Period. The Committee may, in its discretion, establish a Holding Period for any Shares purchased in an Offering Period, during which Holding Period such Shares may not be sold, unless such Holding Period is prohibited by Applicable Law. Such a Holding Period, if any, will commence on the Purchase Date and will continue for a period established by the Committee prior to the commencement of the applicable Offering Period, but not longer than the later of: (i) the second anniversary of the Date of Grant or (ii) the first anniversary of the Purchase Date. The Committee may provide that the Holding Period, if any, with respect to any Participant will end automatically if either (x) the Participant is no longer an Eligible Employee, or (y) a Corporate Transaction occurs. The Holding Period will apply to all Participants in an Offering Period and otherwise be implemented in accordance with Section 423 or any successor provision of the Code and the related regulations. During such Holding Period, the holder of the Shares will not be permitted to sell such Shares and the Shares will be designated with an applicable resale restriction. The applicable Holding Period will be set forth in the documentation establishing the terms of the applicable Offering Period, and each Participant will be required to agree to such Holding Period as a condition to participating in the Offering Period.

12. Participant Withdrawal.

(a) Withdrawal from Offering Period. A Participant may withdraw from an Offering Period by signing and delivering to the Company’s Chief Financial Officer (or his or her designee) a Withdrawal Notice. Such withdrawal may be elected at any time up to 15 days (or such other number of business days as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering Period. A Participant so withdrawing is prohibited from again participating in that Offering Period. Subject to Section 12(c), by withdrawing from an Offering Period, a Participant does not waive the right to participate in subsequent offerings, and may commence participation in the next Offering Period commencing immediately thereafter by again satisfying the requirements of Section 10 above. The Administrator may impose, from time to time, a requirement that the Withdrawal Notice be on file with the Company’s Chief Financial Officer (or his or her designee) for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering Period.

(b) Return of Contributions. Upon withdrawal from an Offering Period pursuant to Section 12(a), the withdrawn Participant’s accumulated Contributions which have not been applied toward the purchase of Shares under the Plan will be returned as soon as practicable after the withdrawal, without the payment of any interest to the Participant (unless the Administrator has determined otherwise pursuant to Section 11(c) above), and the Participant’s interest in the Offering Period will terminate.

(c) Participation Following Withdrawal. An employee who is also an officer or director of the Company subject to section 16 of the Exchange Act and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act (as amended from time to time or any successor rule or regulation) as a consequence of his or her withdrawal from an Offering Period pursuant to Section 12(a) above will not again participate in the Plan for at least six months after the date of such withdrawal. Unless otherwise construed to be an earlier date pursuant to the Applicable Laws, the date of the withdrawal for purposes of this paragraph refers to the date that the related Withdrawal Notice is provided to the Company as required by Section 12(a).

13. Limitations on Shares to be Purchased. No Eligible Employee will be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase Shares under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in fair market value, determined as of the Date of Grant (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company will automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan as set forth in Section 4, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as is practicable and as the Administrator determines to be equitable.

14. Effect of Termination of Employment. Termination of an Eligible Employee’s employment with the Company or a Participating Subsidiary for any reason (including for retirement, disability, or death), immediately terminates his or her participation in this Plan. In addition, an Eligible Employee’s failure to remain eligible to participate in the Plan as described in Section 6 above immediately terminates his or her participation in this Plan. In either such event, the Contributions credited to the Eligible Employee’s account will be returned to him or her or, in the case of his or her death, as described in Section 24, as soon as practicable. Interest will not be paid on sums returned pursuant to this Section 14 unless the Administrator elects otherwise pursuant to Section 11(c) above. For purposes of this Section, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of medical leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or law.

15. Capital Changes. In the event of any change affecting the number, class or terms of the Company’s Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Administrator will make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, and (ii) the number and class of securities and the price per Share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or Option Price of Shares subject to an Option.

16. Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be to assume the Company’s rights and obligations under the Plan. In the event that the Company’s rights and obligations under the Plan are not so assumed, then the Plan will terminate effective as of the date of such Corporate Transaction, and all outstanding Options will terminate effective as of the date of the Corporate Transaction to the extent that the Option is not exercised as of the date of the Corporate Transaction. In the event of such termination, the Contributions credited to a Participant’s account and not previously used to purchase Shares pursuant to an Option prior to such termination will, as soon as practicable, be returned to the Participant. Interest will not be paid on such sums returned to a Participant pursuant to this Section 16 unless the Administrator elects otherwise pursuant to Section 11(c) above.

17. Nonassignability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 below) by a Participant. Any such attempt at assignment, transfer, pledge or other disposition is void and without effect.

18. Reports. Each Participant will receive promptly after the end of each Offering Period a report of his or her account setting forth the total Contributions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

19. Notice of Disposition. Each Participant will notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Date of Grant or within one year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, through appropriate legends on any certificate representing shares acquired pursuant to this Plan or otherwise, request that the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding any such request to the Company’s transfer agent.

20. No Right to Continued Employment. Neither this Plan nor the grant of any Option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

21. Rights as a Stockholder. No Eligible Employee will have any rights as a stockholder of the Company with respect to any Shares subject to an Option until: (a) such Option has been validly exercised in the manner described herein, (b) full payment of the Option Price has been made for such Shares, and (c) the Shares have been actually delivered to Employee in either certificated or book-entry form as described in Section 11(f) above. Except for adjustments as provided in Section 15 above, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights as to which the record date for determining stockholders entitled to receive the same is prior to the date of the delivery of such Shares as described in Section 11(f) above.

22. Payment of Taxes. Each Participant will be responsible for all federal, state, local or other taxes of any nature imposed pursuant to any law or governmental regulation or ruling on the exercise of any Options or on any income which a Participant is deemed to recognize in connection with an Option. If the Administrator determines to its reasonable satisfaction that the Company or any Participating Subsidiary is required to pay or withhold the whole or any part of any federal, state, local, or foreign income, payroll, estate, inheritance, or other tax with respect to or in connection with any Option, the exercise thereof or a Participant’s resale of any Shares, then the Company or such Participating Subsidiary will have the full power and authority to withhold and pay such tax out of any Shares purchased by the Participant or from the Participant’s salary or any other funds otherwise payable to the Participant, or, prior to and as a condition of exercising such Option, the Company may require that the Participant pay to it in cash the amount of any such tax which the Administrator, in good faith, determines is required to be withheld.

23. Equal Rights and Privileges. All Eligible Employees will have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company, the Administrator or the Board, be reformed to comply with the requirements of Section 423. This Section takes precedence over all other provisions in this Plan.

24. Designation of Beneficiary.

(a) A Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such Shares and cash. In addition, a Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.

(b) A Participant may change such designation of beneficiary at any time by written notice on a form provided by the Company. In the event of the death of a Participant in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.

25. Conditions upon Issuance of Shares; Limitation on Sale of Shares. The issuance of Shares under the Plan will be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares. An Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed. Shares will not be issued with respect to an Option unless (i) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of exercise with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of such Act. As a condition to the exercise of an Option, the Company may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with the Applicable Laws, and to make any representation or warranty with respect thereto as may be requested by the Company.

26. Governing Law. The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

27. Amendment or Termination of this Plan. The Board may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee’s existing rights pursuant to an Option are adversely affected thereby; and, provided further that, except with the approval of stockholders of the Company, no such amendment of the Plan will: (a) increase the aggregate number of shares which may be sold upon the exercise of Options granted under the Plan; (b) change the formula by which the number of shares which any Participant may purchase is determined; or, (c) make any other material change for which stockholder approval is required by the rules of the Principal Exchange. In the event the Board terminates or discontinue the Plan, no further Options may be granted under the Plan, but such termination will not affect any Option granted prior to the termination; any Options outstanding as of the date of any such termination will remain in full force and effect according to their terms as though the Plan had not been terminated. Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

28. Successors and Assigns. Subject to Sections 17 and 24, this Plan will bind and inure to the benefit of the Company, any Eligible Employee, and their respective successors, assigns, personal or legal representatives and heirs.

29. Severability. It is intended that each provision of this Plan be viewed as separate and divisible, and in the event that any provision hereof is held to be invalid or unenforceable, the remaining provisions will continue to be in full force and effect.

30. Titles. Titles of Sections are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and do not serve as a basis for interpretation or construction of this Plan.

31. Gender and Number. As used herein, the masculine gender includes the feminine and neuter, the singular numbers the plural, and vice versa, whenever such meanings are appropriate.

CERTIFICATE OF SECRETARY

The undersigned Secretary of Journey Medical Corporation hereby certifies that the foregoing EMPLOYEE STOCK PURCHASE PLAN was duly adopted by the Company’s Board of Directors on April 25, 2023 and was approved by a vote of a majority of the shares of the Company’s Common Stock present or represented, in person and by proxy, at a meeting of the Company’s stockholders.

This the 21st day of June, 2023.

/s/ Ramsey Alloush
Corporate Secretary